Exhibit 5.1

100 N TAMPA ST SUITE 2700 TAMPA, FL 33602-5810 813.229.2300 TEL 813.221.4210 FAX FOLEY.COM

October 16, 2025

Exzeo Group, Inc.

1000 Century Park Drive

Tampa, Florida 33607

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1, as amended (Registration No. 333-290500) (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed by Exzeo Group, Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 9,200,000 shares, including up to 1,200,000 shares issuable upon exercise of an over-allotment option granted to the underwriters by the Company, of the Company’s common stock, par value $0.001 (the “Shares”). We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

We have acted as counsel for the Company in connection with the proposed offer and sale of the Shares by the Company (the “Offering”). In connection with this opinion, we have examined and relied upon (i) the Registration Statement, including the Prospectus, and the exhibits constituting a part of the Registration Statement; (ii) the Underwriting Agreement; (iii) the Amended and Restated Articles of Incorporation and Bylaws of the Company, each as filed as exhibits to the Registration Statement; (iv) resolutions of the Board of Directors of the Company relating to the Offering and the issuance of the Shares; and (v) such other proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the price at which the Shares are to be sold has been approved by or on behalf of the Board of Directors of the Company and when the Shares have been issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non- assessable.

October 16, 2025

In connection with the opinion expressed above, we have assumed that prior to closing of the Offering contemplated by the Prospectus, the Company’s Amended and Restated Articles of Incorporation (in the form filed as Exhibit 3.1 to the Registration Statement) has been filed with the Secretary of State of Florida and has become effective.

We express no opinion as to the laws of any jurisdiction other than the State of Florida and the federal laws of the United States.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

     /s/ Foley & Lardner LLP